Exhibit 1

                      NEWS RELEASE LETTERHEAD OF MET-ED/PENELEC



          For Further Information: Edward J. Shultz         (610) 921-6602
                                        Home Phone:         (610) 678=4913
                               Neal Cody (Scranton  Energy) (703) 361-8454

          Release Date:         August 29, 1995     Release Number:  62-95



          MET-ED, SCRANTON AGREE TO SETTLEMENT

               READING, PA., Aug. 29, 1995 - Metropolitan Edison Company and Scranton Energy Partners today announced a buyout agreement of the Scranton Energy Project originally proposed for Scranton, Pa. and later moved to New Jersey.

               Under  the  terms   of  the  buyout,  Met-Ed  will  ask  the
          Pennsylvania Public  Utility Commission to  approve the recovery,

          through customer rates, of $30 million for Scranton Energy development expenses associated with the project.

               In 1991, Met-Ed signed a 20-year power purchase agreement for the 100-megawatt Scranton Energy Project, a qualifying non-

          utility generator under the Public Utility Regulatory Policies Act of 1978.

               "This buyout agreement is in the best interest of our customers and the economic development of the Commonwealth of

          Pennsylvania,"   Fred   D.  Hafer,   president   of   Met-Ed  and
          Pennsylvania Electric Co  (Penelec), said.   "The future cost  of

          this  project  to our  customers  over  other available  electric
          generation  sources   would  have  exceeded  $350  million  (1995

          dollars)."
               The agreement  announced today resolves  the dispute between

          Scranton and Met-Ed that has been the subject of regulatory proceedings.

               Met-Ed  is   a  subsidiary   of  General   Public  Utilities
          Corporation  (NYSE:GPU), a  registered  utility  holding  company

          whose  three  operating   subsidiaries  -  Met-Ed,   Pennsylvania
          Electric  and Jersey  Central Power  & Light  -  provide electric





          service to more than 1.9 million customers in Pennsylvania and New Jersey.

               Scranton   Energy  Partners  if  an  affiliate  of  Ahlstrom
          Development Corp., a developer of independent power projects with headquarters in San Diego, Calif.





                      NEWS RELEASE LETTERHEAD OF MET-ED/PENELEC





          For Further Information: Gary D. Plummer          (814) 533-8474
                                        (H):                (814) 255-2404

                                   Brad Hahn, YCEP 610-481-3955


          Release Date:        September 26, 1995  Release Number:  68-95




          JOINT NEWS RELEASE


          MET-ED, YORK COUNTY ENERGY PARTNERS TO RESTRUCTURE COGEN PROJECT


               READING, PA -- Metropolitan Edison Co. (Met-Ed) and York County Energy Partners, L.P. (YCEP) announced today (September

          26) their joint decision to restructure the power-purchase agreement for YCEP's proposed coal-fired cogeneration project in

          York County to address the needs of Met-Ed, its customers, YCEP and the local community.

               As part of this joint decision, Met-ed and YCEP have agreed that the YCEP project will not be constructed as a coal-fired facility. Instead, the two companies will seek to amend YCEP's power-purchase agreement with Met-Ed to allow for the development

          of  a natural-gas-fired facility.   Met-Ed will pay  YCEP up to a
          maximum  of  $35 million  to  end development  of  the coal-fired project, for which Met-Ed intends to file a request with the state Public Utility Commission seeking approval to recover from customers through the Energy Cost Rate (ECR).
               "Met-Ed believes this  decision is very  beneficial for  our customers because it will save them from paying what we forecast to be up to $940 million above alternate costs for power over the next  25  years," said  Fred D.  Hafer,  president of  Met-Ed and
          Pennsylvania  Electric  Co.,   subsidiaries  of  General   Public

          Utilities  Corp.  He added, "This  decision also will be good for





          the Commonwealth in its efforts to attract and retain industry and promote economic growth."

               Wayne A. Hinman, president of YCEP, said, "Although we firmly believe the coal project would have gone forward, we believe the opportunity to explore the feasibility of a gas-fired project is a reasonable and responsible course of action to meet the objectives of all stakeholders."
               It  YCEP and Met-Ed are successful in their efforts for YCEP to develop a gas-fired project, Hafer and Hinman said, it will be structured to reflect conditions in the current power market.